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                         [letterhead of RP Financial, LC.]



                                       May 2, 1997


Board of Directors
Reliance Financial, Inc.
8930 Gravois Avenue
St. Louis, Missouri 63123-4695

Members of the Board:

      We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Allegiant Bancorp, Inc. and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion in such filings including the combined Proxy Statement and Prospectus of Allegiant Bancorp, Inc.

                                       Very truly yours,

                                       RP FINANCIAL, LC.


                                       /s/ James P. Hennessey

                                      James P. Hennessey
                                      Senior Vice President